Exhibit 99.2

ITEM 1A.	RISK FACTORS

In addition to the other information contained in this report, the following risks should be considered carefully in evaluating us and our business.

Risks Related to our Business

Global economic and market conditions could cause decreases in demand for our products and related services.

Our revenue and profitability depend on the overall demand for our products and related services. We are impacted both directly and indirectly by declining global economic conditions. The retail and hospitality industries are cautious of investments in information technology during difficult economic times, which often results in reduced budgets and spending. This impacts us through reduced revenues, elongated selling cycles, delays in product implementation and increased competitive margin pressure. The severe downturn in global economic and market conditions that began in the second half of 2008 resulted in decreases in demand for certain of our products and related services as the tightening of credit in financial markets adversely affects the ability of our customers to obtain financing for significant purchases and operations. We are unable to predict with certainty the future impact which the most recent global economic conditions will have on the demand for our products and related services.

Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, could have a negative impact on our ability to access the credit markets in the future and/or obtain credit on favorable terms.

The capital and credit markets have become increasingly tight as a result of adverse economic conditions that have caused the failure and near failure of a number of large financial services companies. There can be no assurance that there will not be a further deterioration in the financial markets. If the capital and credit markets continue to experience crises and the availability of funds remains low, it is possible that our ability to access the capital and credit markets may be limited or available on less favorable terms at a time when we would like, or need, to do so, which could have an impact on our ability to refinance maturing debt, pursue acquisitions and/or react to changing economic and business conditions. In addition, if recessionary global economic conditions persist for an extended period of time or worsen substantially, our business may suffer in a manner which could cause us to fail to satisfy the financial and other restrictive covenants to which we are subject under our existing indebtedness.

Fluctuations in currency exchange rates may adversely impact our cash flows and earnings.

Due to our global operations, our cash flow and earnings are exposed to currency exchange rate fluctuations. Exchange rate fluctuations may also affect the cost of goods and services that we purchase. The recent volatility in the global capital and credit markets has increased the frequency and severity of exchange rate fluctuations. Changes from our expectations for currency exchange rates can have a material impact on our financial results. When appropriate, we may attempt to limit our exposure to exchange rate changes by entering into short-term currency exchange contracts. There is no assurance that we will hedge or will be able to hedge such foreign currency exchange risk or that our hedges will be successful.

Our currency exchange gains or losses (net of hedges) may materially and adversely impact our cash flows and earnings. Additionally, adverse movements in currency exchange rates could result in increases in our cost of goods sold or reduction in growth in international orders, materially impacting our cash flows and earnings.

An increase in customer bankruptcies, due to weak economic conditions, could harm our business.

During weak economic times, there is an increased risk that certain of our customers will file bankruptcy. If a customer files bankruptcy, we may be required to forego collection of pre-petition amounts owed and to repay amounts remitted to us during the 90-day preference period preceding the filing. The bankruptcy laws, as well as specific circumstances of each bankruptcy, may limit our ability to collect pre-petition amounts. We also face risk from international customers that file for bankruptcy protection in foreign jurisdictions, in that the application of foreign bankruptcy laws may be more difficult to predict. Although we believe that we have sufficient reserves to cover anticipated customer bankruptcies, we can provide no assurance that such reserves will be adequate, and if they are not adequate, our business, operating results and financial condition would be adversely affected.

Our revenues are significantly concentrated in the hospitality and retail markets and the demand for our products and services in these markets could be disproportionately affected by instability or a downturn in either market.

The hospitality and retail markets are affected by a variety of factors, including global and regional instability, governmental policy and regulation, political instability, natural disasters, environmental and health disasters, consumer buying habits, consolidation in the petroleum industry, war, terrorism and general economic conditions. Adverse developments in either market could materially and adversely affect our business, operating results and financial condition. In addition, we believe the purchase of our products is relatively discretionary and generally involves a significant commitment of capital, because purchases of our products are often accompanied by large scale hardware purchases. As a result, demand for our products and services could be disproportionately affected by instability or downturns in the hospitality and retail markets which may cause customers to exit the industry or delay, cancel or reduce planned-for information management systems and software products.

We may be required to defer recognition of revenues on our software products, which may have a material adverse effect on our financial results.

We may be required to defer recognition of revenues for a significant period of time after entering into a license agreement for a variety of factors, including the following:

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transactions that include both currently deliverable software products and arrangements that include specified upgrades for which we have not established vendor-specific objective evidence (“VSOE”) of fair value;

•	transactions where the customer demands services that include significant modifications, customizations or complex interfaces that could delay product delivery or acceptance; and

•	transactions that involve acceptance criteria that may preclude revenue recognition or if there are identified product-related issues, such as performance issues.

Because of the factors listed above and other specific requirements under generally accepted accounting principles, or GAAP, for software revenue recognition, we must have very precise terms in our license agreements in order to recognize revenue when we initially deliver software or perform services. Although we have a standard form of license agreement that meets the criteria under GAAP for current revenue recognition on delivered elements, we negotiate and revise these terms and conditions in some transactions. Negotiation of mutually acceptable terms and conditions can extend the sales cycle, and sometimes result in deferred revenue recognition well after the time of delivery or project completion.

Our revenues and results of operations are difficult to predict and may fluctuate substantially from quarter to quarter, which could adversely affect our business and the market price of our common stock.

Our revenues and results of operations are difficult to predict and may fluctuate substantially from quarter to quarter. These fluctuations can adversely affect our business and the market price of our common stock. License revenues in any quarter depend substantially upon our total contracting activity and our ability to recognize revenues in that quarter in accordance with our revenue recognition policies. Our contracting activity is difficult to forecast for a variety of reasons, including the following:

•	our sales cycle is relatively long and varies as a result of us expanding our product line and broadening our software product applications to cover a customer’s overall business;

•	the size of license transactions can vary significantly;

•	economic downturns are often characterized by decreased product demand, price erosion, technological shifts, work slowdowns and layoffs, which can substantially reduce contracting activity;

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customers may unexpectedly postpone or cancel anticipated system replacements or new system evaluations due to changes in their strategic priorities, project objectives, budgetary constraints or management;

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customer evaluations and purchasing processes vary significantly from company to company, and a customer’s internal approval and expenditure authorization process can be difficult and time consuming, even after selection of a vendor;

•	changes in our pricing policies and discount plans may affect customer purchasing patterns;

•	the number, timing and significance of our and our competitors’ software product enhancements and new software product announcements may affect purchasing decisions;

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the introduction of new research and development projects requires us to significantly increase our operating expenses to fund greater levels of product development and to develop and commercialize additional products and services;

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certain expenses, including those over which we exercise little or no control, such as health costs, compliance with new legislation, and property and liability insurance, may be difficult to manage; and

•	fluctuations in the value of foreign currency exchange rates relative to the U.S. dollar or weakening of the U.S. dollar may adversely impact our ability to purchase materials at a competitive price.

In addition, our expense levels, operating costs and hiring plans are based on projections of future revenues and are relatively fixed. If our actual revenues fall below expectations, our net income is likely to be disproportionately adversely affected.

Due to all of the foregoing factors, in some future quarters our operating results may fall below the expectations of securities analysts and investors. In such event, the market price of our common stock would likely decrease.

Our gross margins may vary significantly or decline.

Since the gross margins on product revenues are significantly greater than the gross margins on services revenues, our combined gross margin has fluctuated from quarter to quarter and it may continue to fluctuate significantly based on revenue mix.

Our success will depend on our ability to develop new products and to adapt to rapid technological change.

The types of products sold by us are subject to rapid and continual technological change. Products available from us, as well as from our competitors, have increasingly offered a wider range of features and capabilities. We believe that in order to compete effectively in selected vertical markets, we must provide compatible systems incorporating new technologies at competitive prices. To the extent we determine that new software and hardware technologies are required to remain competitive or our customers demand more advanced offerings, the development, acquisition and implementation of these technologies are likely to require significant capital investments by us. To the extent that such expenses precede or are not subsequently followed by increased revenues, our business, operating results and financial condition may be materially and adversely affected.

We can provide no assurance that we will be able to continue funding research and development at levels sufficient to enhance our current product offerings or be able to develop and introduce on a timely basis new products that keep pace with technological developments and emerging industry standards and address the evolving needs of customers. There can also be no assurance that we will not experience difficulties that will result in delaying or preventing the successful development, introduction and marketing of new products in our existing markets or that our new products and product enhancements will adequately meet the requirements of the marketplace or achieve any significant degree of market acceptance. Likewise, there can be no assurance as to the acceptance of our products in new markets, nor can there be any assurance as to the success of our penetration of these markets, or to the revenue levels or profit margins with respect to these products. Our inability, for any reason, to develop and introduce new products and product enhancements in a timely manner in response to changing market conditions or customer requirements could materially adversely affect our business, operating results and financial condition.

In addition, we strive to achieve compatibility between our products and retail systems that we believe are or will become popular and widely adopted. We invest substantial resources in development efforts aimed at achieving such compatibility. Any failure by us to anticipate or respond adequately to technology or market developments could materially adversely affect our business, operating results and financial condition.

If the emerging platforms of Microsoft and others with which we integrate our products does not gain or retain broad market acceptance, or if we fail to develop new software compatible with such emerging technologies, we may not be able to compete effectively and our business, operating results and financial condition could suffer.

Our software architecture is modular and based on open platforms (other than our Quest products, which do not rely on commercial operating systems), allowing it to be phased into a customer’s operations. For example, we have developed numerous applications running on Microsoft Windows-based platforms, including Windows Server, Windows, Windows Embedded, and Windows CE operating systems. To date, the platforms we have chosen to integrate our products with have proven to be popular and gained broad industry acceptance. However, the market for our software is subject to ongoing rapid technological developments and quickly evolving industry standards, and there may be existing or future platforms that achieve industry status which are not compatible with our software. In addition, when new or updated versions of these platforms are introduced, it is often necessary for us to develop updated versions of our software so that it operates properly with these computing platforms. We can provide no assurance that we will be able accomplish these developments quickly or cost-effectively. In addition, these development efforts require substantial investment and the devotion of substantial employee resources. The inability of our software to operate with popular third party platforms may adversely effect our business, operating results and financial condition.

We may have difficulty implementing our products, which could damage our reputation and our ability to generate new business.

Implementation of our software products can be a lengthy process, and commitment of resources by our customers is subject to a number of significant risks over which we have little or no control. Delays in the implementations of any of our software products, whether by our business partners or us, may result in customer dissatisfaction, disputes with customers, or damage to our reputation. Significant problems implementing our software can cause delays or prevent us from collecting fees for our software and can damage our ability to generate new business.

Errors or defects in our software products could diminish demand for our products, injure our reputation and reduce our operating results.

Our software products are complex and may contain errors that could be detected at any point in the life of the product. We can provide no assurances that errors will not be found in new products or releases after shipment. Such errors could result in diminished demand for our products, delays in market acceptance and sales, diversion of development resources, injury to our reputation or increased service and warranty costs. If any of these were to occur, our operating results could be adversely affected.

Our failure to manage our growth effectively could have a material adverse effect on our business, operating results and financial condition.

The growth in the size and complexity of our business and the expansion of our product lines and customer base may place a significant strain on our management and operations. An increase in the demand for our products could strain our resources or result in delivery problems, delayed software releases, slow response time, or insufficient resources for assisting customers with implementation of our products and services, which could have a material adverse effect on our business, operating results and financial condition. We anticipate that continued growth, if any, will require us to recruit, hire and assimilate a substantial number of new employees, including consulting, product development, sales and marketing, and administrative personnel.

Our ability to compete effectively and to manage future growth, if any, will also depend on our ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage our work force, particularly our direct sales force and consulting services organization. We can provide no assurance that we will be able to manage any future growth, and any failure to do so could have a material adverse effect on our business, operating results and financial condition.

Our acquisition of existing businesses and our failure to successfully integrate these businesses could disrupt our business, dilute our common stock and harm our operating results and financial condition.

As part of our operating history and growth strategy, we have acquired other businesses. In the future, we may continue to seek acquisition candidates in selected markets and from time to time engage in exploratory discussions with suitable candidates. We can provide no assurance that we will be able to identify and acquire targeted businesses or obtain financing for such acquisitions on satisfactory terms. The process of integrating acquired businesses into our operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management attention. In particular, the integration of acquired technologies with our existing products could cause delays in the introduction of new products. In connection with future acquisitions, we may incur significant charges to earnings as a result of, among other things, the write-off of purchased research and development.

Future acquisitions may be financed through the issuance of common stock, which may dilute the ownership of our shareholders, or through the incurrence of additional indebtedness. Furthermore, we can provide no assurance that competition for acquisition candidates will not escalate, thereby increasing the costs of making acquisitions or making suitable acquisitions unattainable. Acquisitions involve numerous risks, including the following:

•	problems combining the acquired operations, technologies or products;

•	unanticipated costs or liabilities;

•	diversion of management’s attention;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have limited or no prior experience; and

•	potential loss of key employees, particularly those of the acquired organizations.

For example, until we actually assume operating control of the business assets and operations, it is difficult to ascertain with precision the actual value or the potential liabilities of our acquisitions. We may not be able to integrate successfully any business, technologies or personnel that we have acquired or that we might acquire in the future, and this could harm our business, operating results and financial condition.

Damage to our manufacturing site and/or office space could limit our ability to operate our business.

We do not have redundant, multiple-site manufacturing capacity, nor do we have redundant capabilities for our office space and key operating systems. Therefore, damage to these sites from a natural disaster or other catastrophic event such as fire, flood, terrorist attack, power loss and other similar events could cause interruptions or delays in our manufacturing process or render us unable to accept and fulfill customer orders. We have not established a formal disaster recovery plan and our business interruption insurance may not be adequate to compensate us for any losses we may suffer.

Our inability to obtain key manufacturing parts from our suppliers could have a material adverse effect on our business, operating results and financial condition.

Our manufacturing activities consist primarily of assembling various commercial and proprietary components into finished systems. Manufacturing requires some raw materials, including a wide variety of mechanical and electrical components that are manufactured by third parties to our specifications. Although we make reasonable efforts to assure that parts are available from multiple qualified suppliers, this is not always possible. Accordingly, some key parts may be obtained only from a single supplier or a limited group of suppliers. Our inability to obtain key manufacturing parts from these limited suppliers or from others suppliers in a timely manner, or at all, could have a material adverse effect on our business, operating results and financial condition.

The loss of our key personnel could have a material adverse effect on us.

Our future success depends in part on the performance of our executive officers and key employees. We do not have employment agreements with any of our executive officers. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, operating results and financial condition.

Our inability to attract, hire or retain the necessary technical and managerial personnel could have a material adverse effect on our business, operating results and financial condition.

We are heavily dependent upon our ability to attract, retain and motivate skilled technical and managerial personnel, especially highly skilled engineers involved in ongoing product development and consulting personnel who assist in the development and implementation of our total business solutions. The market for such individuals is intensely competitive. Due to the critical role of our product development and consulting staffs, the inability to recruit successfully or the loss of a significant part of our product development or consulting staffs could have a material adverse effect on us. The software industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. We can provide no assurance that we will be able to retain our current personnel, or that we will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract, hire or retain the necessary technical and managerial personnel could have a material adverse effect upon our business, operating results and financial condition.

Our success and ability to compete are dependent upon our ability to protect our proprietary technology.

Our success and ability to compete are dependent in part upon our ability to protect our proprietary technology. We rely on a combination of patent, copyright and trade secret laws and non-disclosure agreements to protect this proprietary technology. We enter into confidentiality and non-solicitation agreements with our employees and license agreements with our customers and potential customers, which limit access to and distribution of our software, documentation and other proprietary information. We can provide no assurance that the steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

Litigation may be necessary in the future to enforce our intellectual property rights, such as our trade secrets, to determine the validity and scope of our or others’ proprietary rights, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results and financial condition.

Certain technology used in conjunction with our products is licensed from third parties, generally on a non-exclusive basis. The termination of any of these licenses, or the failure of the third-party licensors to maintain or update their products adequately, could result in delay in our ability to ship certain of our products while we seek to implement technology offered by alternative sources, and any required replacement licenses could prove costly. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of our products or relating to current or future technologies, we can provide no assurance that we will be able to do so on commercially reasonable terms or at all.

If we become subject to adverse claims alleging infringement of third-party proprietary rights, we may incur substantial unanticipated costs and our competitive position may suffer.

There has been a substantial amount of litigation in the software industry regarding intellectual property rights. It is possible that in the future third parties may claim that our current or potential future software solutions infringe on their intellectual property. We anticipate that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry grows. We can provide no assurance that we will not be subject to such third-party claims, litigation or indemnity demands or that these claims will not be successful. If a claim or indemnity demand were to be brought against us, it could result in costly litigation or product shipment delays, or force us to stop selling or providing services or enter into costly royalty or license agreements.

We operate in a highly competitive market and can give no assurance that we will be able to compete successfully against our current or future competitors.

The market for retail information systems is intensely competitive. We believe the principal competitive factors are product quality, reliability, performance and price, vendor and product reputation, financial stability, features and functions, ease of use, quality of support, and degree of integration effort required with other systems. A number of companies offer competitive products addressing certain of our target markets. In addition, we believe that new market entrants may attempt to develop fully integrated systems targeting the retail industry. In the market for consulting services, we compete with various systems integrators. Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical and marketing resources than we have. We can provide no assurance that we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, operating results and financial condition.

Additionally, we compete with a variety of hardware and software vendors. Some of our competitors may have advantages over us due to their significant worldwide presence, longer operating and product development history, and substantially greater financial, technical and marketing resources. If competitors offer more favorable payment terms and/or more favorable contractual implementation terms or guarantees, we may need to lower prices or offer other favorable terms in order to compete successfully. Any such changes would likely reduce our margins.

Our increased investment in the international market could expose us to risks in addition to those experienced in the United States.

Our revenues from countries outside the United States represented approximately $46.6 million, $42.5 million and $33.5 million, or 16%, 14% and 13%, respectively, of our total revenues for the fiscal years ended December 31, 2009, 2008 and 2007, respectively. We will continue to invest in expanding our international operations. The global reach of our business could cause us to be subject to unexpected, uncontrollable and rapidly changing events and circumstances in addition to those experienced in domestic locations. The following factors, among others, present risks that could have an adverse impact on our business, operating results and financial condition:

•	weaker protection of intellectual property rights;

•	an inability to replicate previous international revenues;

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currency controls and fluctuations in currency exchange rates and the potential inability to hedge the currency risk in some transactions because of uncertainty or the inability to reasonably estimate our foreign exchange exposure;

•	possible increased costs and development time to adapt our products to local markets;

•	potential lack of experience in a particular geographic market;

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legal, regulatory, social, political, labor or economic conditions in a specific country or region, including loss or modification of exemptions for taxes and tariffs, and import and export license requirements which may have a negative impact on us;

•	higher operating costs in many foreign countries;

•	anti-American sentiment due to American policies that may be unpopular in certain regions; and

•	challenges of finding qualified personnel for our international operations.

Our products and services could be vulnerable to unauthorized access and hacking, and any security breach could have a significant effect on our business and could expose us to material liability.

Our systems are used by our customers to collect, store, process and transmit sensitive and confidential information, including credit card data and personally identifiable information. Credit card issuers have promulgated security guidelines as part of their ongoing effort to battle theft and credit card fraud. We continue to work with the credit card issuers to assure that our products and services comply with the credit card associations’ security regulations and best practices applicable to our products and services. While we believe that all of our current software complies with applicable industry security requirements and that we use appropriate security measures to reduce the possibility of a breach through our support and other systems, we can provide no assurance that our customers’ systems will not be breached or that all unauthorized access can be prevented. In addition, the confidential information processed by our systems may be compromised if our customers do not maintain appropriate security procedures and configurations. There can be no guarantee that our customers will implement all of the security features that we introduce or all of the protection and procedures required by the credit card issuers or applicable laws, or that our customers will establish and maintain appropriate levels of firewall protection and other security measures and configurations. The confidentiality of the information processed by our products and services is critical to the successful operation of our business and when there is unauthorized access to such information that results in financial loss, we could be exposed to litigation initiated by our customers or third parties, indemnity obligations and other material liability.

We may be subject to additional tax liabilities.

We are subject to income and sales taxes in the United States and all of the other countries in which we conduct business. Additionally, we may be subject to certain tariffs imposed by the World Trade Organization and other governing bodies designed to tax U.S. imports. Significant judgment is required in determining our worldwide provision for income taxes. This determination is highly complex and requires detailed analysis of the available information and applicable statutes and regulatory materials. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. We are regularly under audit by tax authorities. Although we believe our tax estimates are reasonable, the final determination of tax audits and any related litigation could be materially different from our historical income tax provisions and accruals. If we receive an adverse ruling during an audit, or we unilaterally determine that we have misinterpreted provisions of the myriad tax regulations to which we are subject, there could be a material adverse effect on our income tax provision, net income or cash flows in the period or periods for which that determination is made.

We have recorded a large amount of goodwill and other acquired intangible assets on our balance sheet and, for the fiscal year ended December 31, 2009, we were required to record a non-cash charge to earnings.

Under U.S. GAAP, we review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill or intangible assets may not be recoverable, and therefore need to be reduced or written off altogether, include a decline in stock price and market capitalization, reduced future revenues, cash flows or growth estimates, failure to meet earnings forecasts and a reduction in use or discontinuation of purchased products.

In connection with our acquisitions we have goodwill and intangible assets on our balance sheet. On January 1, 2010, we determined that the carrying value of the goodwill and other certain intangible assets was in excess of their fair values. Therefore, we were required to record a non-cash charge to earnings in the amount of $20.9 million. This charge resulted in a net loss of $9.4 million, or $0.29 per share, for the fiscal year ended December 31, 2009. In future periods, if we determine that an impairment has occurred, we will similarly be required to record a charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined. Any such charge will correspondingly reduce our results of operations, perhaps materially.

Our Enterprise Resource Planning (“ERP”) system upgrade could result in financial statement errors and/or impact our ability to meet deadlines for future SEC filings.

On January 1, 2010, we completed an upgrade of our ERP system. This is an integrated computer-based system used to manage internal and external resources including tangible assets, financial resources, materials, and human resources. The system facilitates the flow of information between all business functions within the Company and is ultimately our system of record for accounting and financial reporting. We have thoroughly tested the system to ensure it is working properly and as designed. However, we can provide no assurance that undetected errors will not occur, including errors that are individually immaterial but that become material over time when aggregated. Further, we can provide no assurance that errors that are detected will be corrected in a timely manner to enable the Company to meet its future SEC filing deadlines.

Risks Related to an Investment in Our Common Stock

Investment in our common stock involves risk and we do not expect to pay dividends on our common stock in the foreseeable future.

The market price for our common stock has in the past experienced substantial price volatility and such volatility may occur in the future. Our quarterly operating results, the results of other companies participating in the computer-based products and services industry, changes in conditions in the economy or the financial markets of the computer products and services industries, natural disasters or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology stocks and have often been unrelated or disproportionate to the operating performance of these companies. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our common stock.

Our executive officers own a significant amount of our common stock and will be able to exercise significant influence on matters requiring shareholder approval.

Our executive officers collectively owned approximately 15% of our outstanding common stock as of December 31, 2009. Consequently, together they continue to be able to exert significant influence over the election of our directors, the outcome of most corporate actions requiring shareholder approval and our business.

Our articles of incorporation and bylaws contain anti-takeover provisions which could have the effect of making it more difficult for a third party to acquire control of us.

Our articles of incorporation authorize our board of directors to issue up to 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of the preferred stock without further vote or action by our shareholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of any shares of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate actions, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. For example, an issuance of preferred stock could:

•	adversely affect the voting power of the stockholders of our common stock;

•	make it more difficult for a third party to gain control of us;

•	discourage bids for our common stock at a premium;

•	limit or eliminate any payments that the stockholders of our common stock could expect to receive upon our liquidation; or

•	otherwise adversely affect the market price of our common stock.

In addition, our articles of incorporation divide our board of directors into three classes of directors, with each class serving a staggered three-year term. Since the classification of the board of directors generally increases the difficulty of replacing a majority of the board of directors, it is likely to discourage a third party from making a tender offer or otherwise attempting to obtain control of us. Our articles of incorporation and bylaws also provide that the provisions of our articles of incorporation and bylaws can only be amended by a supermajority vote (at least 75%) of shareholders. In addition, our bylaws prohibit us from engaging in certain business combinations, unless the business combination is approved in a prescribed manner.